                                                                   EXHIBIT 8(y)
                                                                  July 26, 2002


                                  SCHEDULE A
ACCOUNT

         Canada Life of America Variable Annuity Account 1

CONTRACT

         Varifund Advisor Variable Annuity

DESIGNATED PORTFOLIOS

         ProFund VP Money Market    ProFund VP UltraSmall-Cap

         ProFund VP Bull Plus       ProFund VP Bear

         ProFund VP UltraMid-Cap    ProFund VP Short Small-Cap

         ProFund VP UltraOTC        ProFund VP Short OTC


ACCOUNT

         Canada Life of America Variable Life Account 1

CONTRACT

         Canada Life Prestige Series VUL Advisor

DESIGNATED PORTFOLIOS

         ProFund VP Money Market    ProFund VP UltraOTC        ProFund VP UltraMid-Cap

         ProFund VP Bull Plus       ProFund VP UltraSmall-Cap  ProFund VP Bear

Canada Life Insurance Company of America     ProFunds

By:  /s/ Craig R. Edwards                    By: /s/ Michael Sapir
----------------------------------           ---------------------
      Craig R. Edwards

Title: Secretary                             Title:  Chairman of the Board and President

Date:  August 12, 2002                       Date:   August 6, 2002


ProFund Advisors LLC

By:  /s/ Michael Sapir
----------------------
Title:  Chairman & CEO

Date:  August 6, 2002